UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) September 17, 2014

Eos Petro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520 Los Angeles, California 90067
 (Address of principal executive offices)

(310) 552-1555
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On September 17, 2014, Dune Energy, Inc. (OTCBB: DUNR), a Delaware corporation (“Dune”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eos Petro, Inc. (OTCBB: EOPT), a Nevada corporation (“Eos”), and Eos Merger Sub. Inc., a Delaware corporation and direct wholly-owned subsidiary of Eos (“Purchaser”).

Pursuant to the Merger Agreement, and on the terms and subject to the conditions described therein, Purchaser has agreed to conduct a cash tender offer (the “Offer”) to purchase all of Dune’s issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a price of $0.30 per Share in cash, without interest, upon the terms and conditions set forth in the Merger Agreement (the “Offer Price”).  In addition to the Offer Price, Eos and Purchaser shall provide Dune with sufficient funds to pay in full and discharge all of Dune’s outstanding indebtedness and shall assume liability for all Dune trade debt, as well as fees and expenses related to the Merger Agreement and the transactions contemplated therein

Purchaser has agreed to commence the Offer as promptly as practicable, and, in any event, no later than October 9, 2014, and the Offer will expire on the 20th business day beginning with (and including) the commencement of the Offer (the “Expiration Date”); provided, however, that Purchaser:  (i) may from time to time extend the Offer for one or more periods of up to 10 business days each (or such longer period as may be agreed to by Dune), if at the scheduled Expiration Date any of the conditions of the Offer, including the Minimum Tender Condition (defined below), shall not have been satisfied or waived, until such time as such conditions are satisfied or waived to the extent permitted by the Merger Agreement or (ii) shall extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”).

The obligation of Eos and Purchaser to consummate the Offer is subject to customary conditions, including but not limited to: (a) at least a majority of the outstanding Shares (determined on a fully-diluted basis) having been validly tendered and not withdrawn prior to the Expiration Date (the “Minimum Tender Condition”); and (b) Dune’s Board of Directors (the “Dune Board”)  shall not have withdrawn, modified or changed in a manner adverse to Parent and Subsidiary, its recommendation of the Offer or the Merger.

Following the successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into Dune, with Dune surviving as a direct wholly-owned subsidiary of Eos (the “Merger”). At the effective time of the Merger, each issued and outstanding Share, other than Shares held in the treasury of Dune or owned by Eos, Purchaser or any of their affiliates and Shares held by holders who have properly demanded appraisal rights under Delaware law, will be converted into the right to receive consideration equal to the Offer Price.

In the Merger Agreement, Dune granted to Purchaser an irrevocable option (the “Top-Up Option”), upon the terms and subject to the conditions set forth in the Merger Agreement (including the Purchaser owning after the completion of the Offer and any subsequent offering period at least a majority but less than ninety percent (90%) of all outstanding Shares), to purchase at the Offer Price a number Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Eos and Purchaser, would constitute one share more than 90% of the Shares then outstanding (the “Top-Up Option Shares”). In no event will the Top-Up Option be exercisable if the number of Top-Up Option Shares would be in excess of the number of authorized but unissued Shares or Shares held in treasury that are not already reserved for other issuances. The Top-Up Option is only exercisable once in whole and not in part and only at such time as Eos and Purchaser and their affiliates hold, in the aggregate, at least a majority of the issued and outstanding Shares.

The Merger Agreement does not permit Dune to solicit alternative acquisition proposals from third parties, but still may, on the terms and subject to the conditions of the Merger Agreement, respond to any unsolicited alternative acquisition proposal that constitutes, or the Dune Board determines would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement), and if the Dune Board determines in good faith that the failure to take such action could reasonably likely result in a breach of its fiduciary duties.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.  The Merger Agreement also includes customary termination provisions for Dune and Eos and provides that, in connection with the termination of the Merger Agreement under specified circumstances (including the acceptance of a Superior Proposal), Dune will be required to pay Eos a termination fee of $3,500,000 in cash, and under other specified circumstances, Eos will be required to pay Dune a termination fee of $5,500,000 in cash.

The Offer and Merger Agreement contemplate that Eos will need to raise financing from one or more financing sources, which shall include sufficient funds necessary to acquire all Shares of Dune pursuant to the Offer and the Top-Up Option, to repay all of Dune’s outstanding indebtedness (exclusive of accrued trade debt, which will be assumed) and any other fees and expenses under the terms and conditions of the Merger Agreement.

The closing of the Merger is subject to customary closing conditions, but neither the Offer nor the Merger is subject to a financing condition.   If Purchaser achieves ownership of 90% of the outstanding Shares through the Offer and any subsequent offering period, including any exercise of the Top-Up Option described above, it may effect the Merger as a short-form merger pursuant to Delaware law without a vote or any further action by Dune’s shareholders. Otherwise, Eos and Purchaser will need to obtain the approval of Dune’s shareholders holding a majority of the Shares to adopt the Merger Agreement prior to consummating the Merger. In this event, Dune will call and convene a shareholder’s meeting to obtain this approval, and Purchaser will vote all Shares it acquires pursuant to the Offer and subsequent offering period, if any, in favor of the adoption of the Merger Agreement, thereby assuring approval.

Dune has agreed, upon Purchaser’s request and subject to applicable law and the terms and conditions of the Merger Agreement, to take all such actions as so that the directors of Purchaser immediately prior to the effective time of the Merger shall be, from and after the effective time of the Merger, the directors of the Surviving Corporation (as defined in the Merger Agreement) until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws (as such terms are defined in the Merger Agreement) and the Delaware General Corporations Law.

On September 16, 2014, the Dune Board approved the acceleration of the earning of six month cash bonuses pursuant to Dune’s 2014 Bonus Program for Dune’s employees, including Dune’s named executives, for their performance for the first half of the current fiscal year.  The acceleration of the cash bonuses awarded under the 2014 Bonus Program are intended to ensure employee retention through the closing of the Merger Agreement, as the accelerated bonus is only payable to employees of Dune as of the effective time of the Merger.

Pursuant to the accelerated six month cash bonuses, the employees of the Company, excluding named executive officers, were granted an aggregate of $599,477 in retention bonuses.  The following table sets forth the six month retention bonuses payable to the named Dune executive officers under the 2014 Bonus Program:

Officer and Title	Bonus
James A. Watt, President and Chief Executive Officer	$279,033
Frank T. Smith, Jr., Senior Vice President and Chief Financial Officer	$95,459
Hal L. Bettis, Chief Operating Officer	$81,822
Richard H. Mourglia, Senior Vice President, Land and General Counsel	$72,123

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about Eos in its public reports filed with the SEC and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Dune or Eos or Purchaser. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Eos and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

Item 7.01 Regulation FD Disclosure.

On September 18, 2014, Dune and Eos issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2014, among Dune Energy, Inc., Eos Petro, Inc. and Eos Merger Sub, Inc.*
99.1	Press Release dated as of September 18, 2014, issued by Eos Petro, Inc. and Dune Energy, Inc.

*	Certain exhibits and schedules have been omitted. Eos agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of Dune. The planned tender offer by Purchaser for all of the outstanding shares of common stock of Dune has not been commenced. On commencement of the tender offer, Eos will mail to Dune shareholders an offer to purchase and related materials and Dune will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. Purchaser will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and Dune will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. DUNE’S SHAREHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. Dune’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Purchaser or Dune with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer Okapi Partners, LLC toll-free at (855) 305-0856 or info@okapipartners.com.

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Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Exchange Act. These statements are related to the expected timing, completion and effects of the proposed transaction or other future events and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Dune and Eos may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of the failure to satisfy closing conditions, including receipt of sufficient tenders, or other factors. Do not rely on any forward-looking statement, as Eos cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. Eos makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eos Petro, Inc.
(Registrant)

Dated: as of September 18, 2014	By:	/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board and
Chief Financial Officer